EXHIBIT 10.2

ANNEX III                COMPANY DISCLOSURE MATERIALS

$150,000 7% convertible note dated March 2016 convertible into common stock at a 40% discount to the average market closing price for the 5 trading days preceding conversion.

$500,000 convertible note convertible into approximately 1,250,000 shares of stock

1,920,000 warrants to acquire common stock for $300,000

ANNEX IV                USE OF PROCEEDS

Company working capital

Monitoring business

S-1 counsel retainer